UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant     ☐

Filed by a Party other than the Registrant     ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

JDS1, LLC

CCUR HOLDINGS, INC.

CIDM II, LLC

JULIAN D. SINGER

DAVID S. OROS

SHELLY C. LOMBARD

MATTHEW STECKER

IGOR VOLSHTEYN

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

JDS1, LLC, a Delaware limited liability company (“JDS1”), CCUR Holdings, Inc., a Delaware corporation (“CCUR”), CIDM II, LLC, a Delaware limited liability company (“CIDM II”), Julian D. Singer, David S. Oros, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (collectively, the “JDS1 Group”), have filed a preliminary proxy statement and accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (“SEC”) to be used solicit proxies from the stockholders of Catalyst Biosciences, Inc., a Delaware Corporation (the “Company”), in connection with the Company’s 2022 Annual Meeting of Stockholders, any special meeting held in lieu thereof, and at any and all adjournments or postponements thereof (the “2022 Annual Meeting”).

Schedule 13D Amendment No. 11 Filed on May 2, 2022

On May 2, 2022, the JDS1 Group filed Amendment No. 11 to its Schedule 13D with respect to the Company (the “Schedule 13D/A”). The following disclosure was included in Item 4 of the Schedule 13D/A and is being included in this Schedule 14A because such disclosure may be deemed to be solicitation material in connection with the JDS1 Group’s plans to solicit proxies from the Company’s stockholders for use at the 2022 Annual Meeting:

“On April 28, 2022, JDS1 and the other reporting persons named herein (collectively, the “JDS1 Group”) filed a preliminary proxy statement (the “JDS1 Preliminary Proxy Statement”) and accompanying GOLD proxy card with the SEC in connection with the JDS1 Group’s plans to solicit proxies for the Issuer’s 2022 Annual Meeting of Stockholders, any special meeting held in lieu thereof, and at any and all adjournments or postponements thereof (the “2022 Annual Meeting”). At the 2022 Annual Meeting, the JDS1 Group is seeking to have stockholders elect the three nominees, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn, JDS1 has nominated for election to the Issuer’s Board of Directors (the “Board”) and approve a non-binding stockholder proposal requesting that the Board take the necessary steps to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) and to require that all directors stand for election annually, with such declassification of the Board done in the most expeditious manner available under the Delaware General Corporation Law. JDS1 believes that its nominees are highly qualified, extremely capable, ready to serve the best interests of all the Issuer’s stockholders and committed to fully exploring all opportunities to stop and reverse the precipitous decline in the Issuer’s stock price. As of the close of business on April 29, 2022, the Common Stock closed at a price of $0.48 per share, which represents an approximately 90.5% decline from the Common Stock’s closing price of $5.04 per share a year ago on April 30, 2021. In addition, the Common Stock has spent more than thirty (30) consecutive trading days below $1.00, the latter condition subjecting the Issuer to the risk of being delisted by the Nasdaq Stock Market.

In filing the JDS1 Preliminary Proxy Statement with the SEC, the JDS1 Group believed that the Issuer had fixed the record date for the 2022 Annual Meeting as April 19, 2022 and had scheduled the 2022 Annual Meeting for June 8, 2022. At the time that the JDS1 Preliminary Proxy Statement was filed with the SEC, it was the understanding of the JDS1 Group that the Issuer had previously notified Broadridge Financial Solutions, Inc. (“Broadridge”) of such record and annual meeting dates. In addition, on April 20, 2022, JDS1 delivered to the Issuer a record date supplement to its previously delivered advance notice of nominations and other proposed business, as required by the Issuer’s Amended and Restated Bylaws, which clearly referenced that information was being provided to the Issuer in connection with JDS1’s understanding that the record date for the 2022 Annual Meeting was set at April 19, 2022. Upon receipt of such record date supplement, none of the Issuer, the Issuer’s Chief Executive Officer, the Issuer’s Interim Chief Financial Officer, the Board’s Nominating and Governance Committee Chair, or the Issuer’s counsel, each of whom was emailed a copy of the record date supplement, challenged JDS1’s understanding that the record date for the 2022 Annual Meeting was April 19, 2022. Further, as previously disclosed, on March 15, 2022, JDS1 submitted to the Issuer a stockholder inspection demand seeking various stock ownership and other records (the “JDS1 Inspection Demand”), including as of the record date for the 2022 Annual Meeting. Further, as also previously disclosed, on April 20, 2022, JDS1 filed suit against the Issuer in Delaware Chancery Court to enforce the JDS1 Inspection Demand. In the documents submitted to the Delaware Chancery Court in connection with that litigation, such as the Complaint and a related Motion for Expedited Proceedings, reference is made to JDS1’s understanding that the 2022 Annual Meeting was scheduled for June 8, 2022 and the associated record date was set as April 19, 2022. At no point, prior to the filing of the JDS1 Preliminary Proxy Statement, did the Issuer or its counsel question JDS1’s understanding that the date of the 2022 Annual Meeting was scheduled for June 8, 2022 and/or that the associated record date was fixed as April 19, 2022. Subsequent to filing the JDS1 Preliminary Proxy Statement with the SEC, JDS1’s counsel received an emailed letter from the Issuer’s counsel in connection with the JDS1 Inspection Demand and the related litigation. In that letter, the Issuer’s counsel represented that the date of the 2022 Annual Meeting and the associated record date had not been set. In response to an email from JDS1’s counsel indicating its understanding that the Issuer had previously notified Broadridge that the 2022 Annual Meeting was scheduled for June 8, 2022 and/or that the associated record date was fixed as April 19, 2022, the Issuer’s counsel asserted that the Issuer had never provided any definitive meeting or record dates to Broadridge in connection with the 2022 Annual Meeting and represented again that the Issuer had never set a record or meeting date for the 2022 Annual Meeting.

Taking into consideration that the Issuer had produced certain records to JDS1 on April 21, 20022 and April 25, 2022 and, by letter dated April 28, 2022, the Issuer had (i) represented it had produced all documents in its possession, custody, or control responsive to JDS1’s requests as of that date, (ii) committed to promptly produce certain additional documents to JDS1, including, but not limited to, an updated stockholder list as of the record date for the 2022 Annual Meeting, and (iii) represented that the date of the 2022 Annual Meeting and the associated record date had not been set, by a stipulation dated May 2, 2022, JDS1 and the Issuer agreed to remove from the Delaware Chancery Court’s calendar its hearing on JDS1’s Motion for Expedited Proceedings that had been scheduled for May 6, 2022 and to vacate the related schedule for submissions related to that Motion for Expedited Proceedings that the Court had imposed on the Issuer and JDS1.

Except as set forth in this Schedule 13D or such as would occur upon or in connection with completion of, or following, any of the actions discussed in this Schedule 13D, no Reporting Person has any present plan or proposal which would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D. The Reporting Persons intend to review their investment in the Issuer on a continuing basis. Depending on various factors including, without limitation, the Issuer’s financial position and strategic direction, actions taken by the Board, the price levels of the Shares, other investment opportunities available to the Reporting Persons, conditions in the securities markets and general economic and industry conditions, the Reporting Persons may in the future take such actions with respect to their investment in the Issuer as they deem appropriate including, without limitation, engaging in communications with management and/or the Board, engaging in communications with one or more stockholders of the Issuer and others about the Issuer and the Reporting Persons’ investment, making suggestions and/or proposals concerning the Issuer’s capitalization, ownership structure, operations, prospects, business and financial strategies, strategic transactions, assets and liabilities, business and financing alternatives, the structure and composition of the Board, and such other matters as the Reporting Persons may deem relevant to their investment in the Issuer, selling some or all of their Shares in the open market or otherwise, engaging in short selling of or any hedging or similar transaction with respect to the Shares, acquiring additional Shares and/or other equity, debt, notes, other securities, or derivative or other instruments that are based upon or relate to the value of securities of the Issuer, or changing their intention with respect to any and all matters referred to in Item 4.”

Important Additional Information and Certain Information Concerning the Participants

The JDS1 Group has filed a preliminary proxy statement and accompanying GOLD proxy card with the SEC to be used to solicit proxies from the Company’s stockholders in connection with the 2022 Annual Meeting to have stockholders elect three director nominees to the Company’s Board of Directors (the “Board”) and approve a non-binding proposal requesting that the Board take the necessary steps to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) so that all directors are elected on an annual basis, with such declassification of the Board done in the most expeditious manner available under the Delaware General Corporation Law.

THE JDS1 GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTPS://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be JDS1, LLC, a Delaware limited liability company, CCUR Holdings, Inc., a Delaware corporation, CIDM II, LLC, a Delaware limited liability company, Julian D. Singer, David S. Oros, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn.

As of the date hereof, JDS1, LLC beneficially owns directly 780,432 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), including 500 shares of Common Stock held in record name. As of the date hereof, CCUR Holdings, Inc. beneficially owns directly 532,100 shares of Common Stock. JDS1, LLC, as an affiliate of CCUR Holdings, Inc., may also be deemed to be the beneficial owner of the 532,100 shares of Common Stock held by CCUR Holdings, Inc. As of the date hereof, CIDM II, LLC does not directly own any shares of Common Stock, but, as the asset manager to CCUR Holdings, Inc., may be deemed the beneficial owner of the 532,100 shares of Common Stock beneficially owned by CCUR Holdings, Inc. As of the date hereof, Mr. Singer does not directly own any shares of Common Stock, but may be deemed to have beneficial ownership of the Common Stock as a result of being the managing member of each of JDS1 and CIDM II, LLC and an affiliate of CCUR Holdings, Inc. Accordingly, Mr. Singer may be deemed to beneficially own (i) the 780,432 shares of Common Stock beneficially owned directly by JDS1, LLC, and (ii) the 532,100 shares of Common Stock beneficially owned directly by CCUR Holdings, Inc. As of the date hereof, Mr. Oros directly beneficially owns 338,600 shares of Common Stock. As of the date hereof, none of Ms. Lombard and Messrs. Stecker and Volshteyn beneficially owned any shares of Common Stock.